Exhibit 23.2.

Engineer’s Consent

As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Questar Exploration and Production Company as of years ended December 31, 2004, 2005, 2006 and 2007, incorporated herein by reference into the following Registration Statements Forms S-8 (33-04436, 33-15149, 33-40800, 33-40801, 33-48168, 33-48169, 333-04913, 333-04951, 333-57548 and 333-89486)

/s/Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Denver, Colorado

February 25, 2008